                                                                   EXHIBIT 21.01

                    SILICON VALLEY RESEARCH AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                 MARCH 31, 1996

                                                                  PERCENTAGES
                                                ORGANIZED UNDER    OF VOTING
                                                    LAWS OF     SECURITIES OWNED
                                                --------------- ----------------
   Silicon Valley Research (Registrant)........    California         --
     Subsidiaries:
   Silvar-Lisco G.m.b.H. ......................  West Germany         100%
     (Non-operating subsidiary)
     Closure in fiscal 1994
   Silicon Valley Research K.K. ...............         Japan          97%
   SVR Taiwan..................................        Taiwan         100%

  All of the above subsidiaries are included in Silicon Valley Research's Consolidated Financial Statements.